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Goldman Sachs Trust II

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Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

200 West Street

New York, New York 10282

January 10, 2018

Dear Shareholder,

Goldman Sachs Asset Management, L.P. (“GSAM” or the “Investment Adviser”), the investment adviser of Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), selects investment managers (“Underlying Managers”) for the Fund, a series of Goldman Sachs Trust II (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”). We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Crabel Capital Management, LLC (“Crabel”) and Halcyon Arbitrage IC Management LP (“Halcyon” and together with Crabel, “New Underlying Managers”) to serve as new, additional Underlying Managers for the Fund. The Board approved the sub-advisory agreement between GSAM and each of Crabel and Halcyon (the “Sub-Advisory Agreements”) on November 15, 2017. On the same date, the Board appointed Crabel to serve as an Underlying Manager of two wholly-owned subsidiaries of the Fund organized under the laws of the Cayman Islands (the “Subsidiaries”). Acadian Asset Management LLC, Algert Global LLC, Ares Capital Management II LLC, Atreaus Capital, LP, Brigade Capital Management, LP, Emso Asset Management Limited, First Pacific Advisors, LLC, Graham Capital Management, L.P., New Mountain Vantage Advisers, L.L.C., One River Asset Management, LLC, QMS Capital Management LP, Russell Investments Implementation Services, LLC, Sirios Capital Management, L.P. and Wellington Management Company LLP continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board.

Please note that this appointment does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

GOLDMAN SACHS MULTI-MANAGER ALTERNATIVES FUND

Background

In connection with its duties as the investment adviser for the Fund, GSAM reviews and evaluates the Fund’s Underlying Managers on an ongoing basis. At a meeting held on November 15, 2017, and pursuant to GSAM’s recommendation, the Board approved Crabel and Halcyon as new Underlying Managers for the Fund and approved the Sub-Advisory Agreements.

The Board determined to initially approve the Sub-Advisory Agreements after a thorough analysis of the proposed services to be provided by each one of Crabel and Halcyon. The material factors considered by the Board in approving the Sub-Advisory Agreements are set forth below under “Goldman Sachs Multi-Manager Alternatives Fund—Trustees’ Considerations.”

Investment Strategies of New Underlying Managers

Crabel Capital Management, LLC

Pursuant to the applicable Sub-Advisory Agreement, GSAM may allocate a portion of the Fund’s assets employing a “Tactical Trading” strategy to Crabel. Tactical Trading strategies seek to produce total return by long and short investing across global fixed income, currency, equity, and commodity markets. Tactical Trading managers may employ various investment styles, of which the two major strategies are global macro and managed futures. Tactical Trading managers that employ a global macro style may select their investments based upon fundamental and/or technical analysis. Tactical Trading managers that employ a managed futures style may use quantitative modeling techniques (for example, determining an asset’s value based upon an analysis of price history, price momentum, and the asset’s value relative to that of other assets, among other factors). Tactical Trading managers typically have no structural bias to be long, short, or neutral, but at any given time may have significant long or short exposures in a particular market or asset class. Crabel also employs a Tactical Trading strategy with respect to the assets of each Subsidiary.

Tactical Trading Managers may invest in commodity related instruments including but not limited to commodity futures and commodity exchange traded funds. Commodity markets are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies designed to influence commodity prices, world political and economic events, and changes in interest rates.

Crabel offers an array of strategies designed to systematically capture market anomalies and trends in the worldwide futures and foreign exchange markets through a technologically advanced, low latency infrastructure. With respect to the Fund, Crabel focuses on strategies that take advantage of “middle frequency” (i.e., approximately 10-day average holding period) market anomalies and strategies designed to efficiently capture long-term (i.e., approximately 35–45 day average holding period) market trends.

Halcyon Arbitrage IC Management LP

Pursuant to the applicable Sub-Advisory Agreement, GSAM may allocate a portion of the Fund’s assets employing an “Event Driven and Credit” strategy to Halcyon. Event Driven and Credit strategies seek to achieve gains from market movements in security prices caused by specific corporate events or changes in perceived relative value. These strategies may include, among others, Merger Arbitrage, Distressed Credit, Opportunistic Credit, and Value With a Catalyst investing styles. Merger Arbitrage investing involves long and/or short investments in securities affected by a corporate merger or acquisition. Distressed Credit investing typically involves the purchase of securities or other financial instruments—usually bonds or bank loans—of companies that are in, or are about to enter, bankruptcy or financial distress. Opportunistic Credit investing generally involves investing across the capital structure (which could include, investing in both mezzanine debt and convertible securities of an issuer and/or adjusting exposures across fixed income and floating rate market segments based on perceived opportunity and current market conditions). This can be done by taking a long position in a credit security or other financial instrument that is believed to be underpriced or a short position in a credit security or other financial instrument that is believed to be overpriced. Value With a Catalyst investing involves taking a view on the likelihood and potential stock price outcome of corporate events such as divestitures, spin-offs, material litigation, changes in management, or large share buybacks.

Halcyon focuses on identifying merger arbitrage opportunities, primarily through long and short investments in equities. Halcyon focuses globally on classic merger arbitrage, technically driven arbitrage investing, destabilized situations, instruments other than common stock with superior risk/reward characteristics, and short or “reversed” positions where a deal is likely to run into trouble. Within the merger space, Halcyon seeks to achieve attractive risk-adjusted returns over time, while seeking to limit drawdown risk and correlation relative to the broader equity markets.

New Sub-Advisory Agreements

Under the Sub-Advisory Agreements, subject to the supervision and oversight of GSAM, each of Crabel and Halcyon, with respect to those assets that GSAM allocates to it (the “Allocated Assets”), provides the Fund with investment research, advice and supervision and furnishes a continuous investment program for, and manages the investment and reinvestment of, its respective Allocated Assets. Crabel and Halcyon each determine in their discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Fund within the parameters of the investment approach, policies, restrictions and guidelines applicable to their respective Allocated Assets as provided by GSAM, the provisions of the applicable Sub-Advisory Agreement, all applicable laws, rules and regulations and the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”).

Under the Sub-Advisory Agreements, each of Crabel and Halcyon pays for all expenses incurred by it in connection with its services to the Allocated Assets. As compensation for their services, Crabel and Halcyon are entitled to receive fees from GSAM (not the Fund) each calendar quarter based on an annual percentage of the average daily net assets of their respective Allocated Assets. With respect to Crabel, the annual percentage is determined based on breakpoints calculated from “Total Assets,” which includes the value of the average daily net assets of the Allocated Assets and the value of the average daily net assets of certain investment funds managed by Crabel or its affiliates under any other agreements between GSAM or its affiliates. Crabel has contractually agreed to waive the fee it receives from GSAM in connection with its management of the Fund in an amount equal to the fees it receives from GSAM in connection with its management of the Subsidiaries.

Each Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to the applicable Sub-Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act).

Each Sub-Advisory Agreement provides for termination, without payment of any penalty, (i) by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund; (ii) by GSAM on 60 days written notice to Crabel or Halcyon, as applicable (or immediately in the event of a material breach by Crabel or Halcyon), or (iii) by Crabel or Halcyon, as applicable, on not less than 90 days written notice to GSAM and the Trust. Notwithstanding the above, Crabel may not terminate its respective Sub-Advisory Agreement during the 24-month period immediately following the effective date; and Halcyon may not terminate its respective Sub-Advisory Agreement during the 12-month period immediately following the effective date, provided that Halcyon may nonetheless terminate its Sub-Advisory Agreement at any time upon 180 days written notice to GSAM in the event of certain conflicts with Halcyon’s duties to its other clients, as set forth in its Sub-Advisory Agreement. Each Sub-Advisory Agreement shall automatically terminate in the event of its assignment or change of control of Crabel or Halcyon, as applicable, or the assignment of the Fund’s management agreement with GSAM. Each Sub-Advisory Agreement shall also terminate in the event that the Fund’s management agreement with GSAM is terminated.

As described below under “Additional Information—SEC Exemptive Order,” GSAM has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) enabling it to enter into an investment sub-advisory agreement with an Underlying Manager that has not been approved by a vote of the majority of the outstanding voting securities of the Fund if certain conditions are met.

Trustees’ Considerations

The Fund is an investment portfolio of the Trust that commenced investment operations on April 30, 2013. The Fund employs a “manager of managers” structure, whereby the Investment Adviser is responsible for selecting Underlying Managers (subject to Board approval), allocating the Fund’s assets among them, and overseeing their day-to-day management of Fund assets. Upon the recommendation of the Investment Adviser, at a meeting held on November 15, 2017 (the “Meeting”), the Trustees, including the Trustees who are not parties to the Fund’s investment management agreement or any sub-advisory agreement or “interested persons” (as defined in the 1940 Act) of any party thereto (the “Independent Trustees”), unanimously approved a Sub-Advisory Agreement between the Investment Adviser and each of the New Underlying Managers. In connection with the Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel. In addition, each New Underlying Manager provided information in response to a request from the Investment Adviser.

Nature, Extent and Quality of the Services to be Provided Under the Sub-Advisory Agreements and Performance

In evaluating the nature, extent and quality of services to be provided by each New Underlying Manager, the Trustees considered information about each New Underlying Manager’s (a) personnel and their compensation structure; (b) track record in managing a composite of funds or accounts with investment strategies similar to those to be employed on behalf of the Fund; (c) policies and procedures in place to address potential conflicts of interest; and (d) compliance program. The Trustees considered assessments provided by the Investment Adviser of each New Underlying Manager, its investment strategies, key personnel, and compliance program. The Trustees considered that each New Underlying Manager currently manages other assets for the Investment Adviser’s clients. They noted that, because neither New Underlying Manager had previously provided services to the Fund pursuant to the New Underlying Manager’s proposed strategy, there was no performance information to evaluate with respect to the Fund.

Costs of Services to be Provided

The Trustees reviewed the terms of each Sub-Advisory Agreement and its proposed fee schedule. They noted that the compensation paid to each New Underlying Manager would be paid by the Investment Adviser, not by the Fund. They also noted that the terms of the Sub-Advisory Agreements were the result of arms’ length negotiations between the Investment Adviser and the New Underlying Managers. The Trustees reviewed the anticipated blended average of all sub-advisory fees to be paid by the Investment Adviser with respect to the Fund and how it would change upon hiring the New Underlying Managers. They considered this information in light of the overall management fee to be paid by the Fund.

Conclusion

In connection with their consideration of each Sub-Advisory Agreement at the Meeting, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. After deliberation and consideration of the information provided, the Trustees, including the Independent Trustees, unanimously concluded that the sub-advisory fees to be paid by the Investment Adviser to each New Underlying Manager are reasonable in light of the services to be provided by the New Underlying Manager and the Fund’s current and reasonably foreseeable asset levels, and that each Sub-Advisory Agreement should be approved.

Additional Information

SEC Exemptive Order

On May 29, 2013, GSAM and the Trust received an exemptive order (the “Order”) from the SEC exempting them from certain provisions of the 1940 Act. Specifically, the Order permits the Trust and GSAM, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with an Underlying Manager without shareholder approval. The Order generally requires that shareholders of the Fund be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the Underlying Manager, and that the Fund make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional Information About GSAM and the Fund’s Other Service Providers

GSAM, a Delaware limited partnership registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, is the Fund’s investment adviser. GSAM is an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. GSAM’s and The Goldman Sachs Group Inc.’s current business address is 200 West Street, New York, NY 10282. As of September 30, 2017, GSAM, including its investment advisory affiliates, had approximately $1.25 trillion in assets under supervision.

Goldman Sachs & Co. LLC, an affiliate of GSAM, located at 200 West Street, New York, New York 10282, serves as the exclusive distributor of shares of the Fund.

State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian and administrator.

Additional Information About New Underlying Managers

Crabel Capital Management, LLC

Crabel, located at 10250 Constellation Boulevard, Suite 2650, Los Angeles, California 90067, an investment adviser registered with the SEC and a Commodity Pool Operator and Commodity Trading Advisor registered with the Commodity Futures Trading Commission (CFTC) and National Futures Association (NFA), focuses on systematically targeting market anomalies and trends through investments primarily in futures and forwards contracts. The firm had approximately $2.2 billion in assets under management as of September 30, 2017. Crabel is a subsidiary of Crabel Holdings, LLC, which is owned by its sole managing member and Crabel’s founder and Chief Investment Officer, William H. Crabel.

The principal executive officers of Crabel, as of the date of this document, are set forth below. The principal business address of each person is 10250 Constellation Boulevard, Suite 2650, Los Angeles, California 90067.

Name	Position(s) with Crabel[1]
William H. Crabel	Chief Investment Officer and Chairman

Michael R. Pomada	Chief Executive Officer and President

Constance R. Wick	Chief Compliance Officer

Richard S. Rusin	Chief Operating Officer

[1]	None of the principal executive officers of Crabel listed above have other principal employment other than his or her respective position(s) with Crabel and its affiliated managers.

Halcyon Arbitrage IC Management LP

Halcyon Arbitrage IC Management LP (“Halcyon”), located at 477 Madison Avenue, 8th Floor, New York, New York 10022, an investment adviser registered with the SEC, focuses on identifying merger arbitrage opportunities. Halcyon, together with its affiliates, had approximately $9.1 billion in assets under management as of October 1, 2017. Halcyon is majority owned by Halcyon Arbitrage Management LP, and Halcyon Arbitrage Management GP LLC serves as the general partner of Halcyon. Halcyon Capital Management LP is the ultimate parent company of Halcyon. John M. Bader has a greater than 25% interest in Halcyon.

The principal executive officers, directors and managing principals of Halcyon, as of the date of this document, are set forth below. The business address of each person is 477 Madison Avenue, 8th Floor, New York, New York 10022.

Name	Position(s) with Halcyon[1]
John M. Bader	Chairman, Chief Executive Officer and Managing Principal

Kevah R. Konner	Executive Vice Chairman, Chief Risk Officer, Portfolio Manager and Managing Principal

Joseph W. Hill	Vice Chairman, Director of Client Relations and Managing Principal

Suzanne McDermott	Chief Compliance Officer, Chief Legal Officer and Managing Principal

Mark N. Simons	Portfolio Manager and Managing Principal

Jacob Z. Fishelis	Chief Financial Officer

[1]	None of the principal executive officers of Halcyon listed above have other principal employment other than his or her respective position(s) with Halcyon and its affiliated managers.

Reports to Shareholders

The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by writing to Goldman Sachs & Co. LLC, P.O. Box 219711, Kansas City, MO 64121 or by calling 1-800-526-7384 (for Class A, Class C, Investor, Class R and Class T Shareholders) or 1-800-621-2550 (for Institutional Shareholders). You may also access and download these reports at the Fund’s website: www.GSAMFUNDS.com.

If you have any questions, please contact your investment professional or authorized dealer.

January 10, 2018

200 West Street

New York, New York 10282

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

200 West Street

New York, New York 10282

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

January 10, 2018

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), a series of Goldman Sachs Trust II (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Goldman Sachs Asset Management, L.P. (“GSAM”), the investment adviser of the Fund, selects investment managers (“Underlying Managers”) for the Fund subject to approval of the board of trustees (the “Board”) of the Trust. We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Crabel Capital Management, LLC (“Crabel”) and Halcyon Arbitrage IC Management LP (“Halcyon” and together with Crabel, “New Underlying Managers”) to serve as new, additional Underlying Managers for the Fund. The Board approved the sub-advisory agreements between GSAM and each of Crabel and Halcyon (the “Sub-Advisory Agreements”) on November 15, 2017. On the same date, the Board appointed Crabel to serve as an Underlying Manger of two wholly-subsidiaries of the Fund organized under the laws of the Cayman Islands. Acadian Asset Management LLC, Algert Global LLC, Ares Capital Management II LLC, Atreaus Capital, LP, Brigade Capital Management, LP, Emso Asset Management Limited, First Pacific Advisors, LLC, Graham Capital Management, L.P., New Mountain Vantage Advisers, L.L.C., One River Asset Management, LLC, QMS Capital Management LP, Russell Investments Implementation Services, LLC, Sirios Capital Management, L.P. and Wellington Management Company LLP continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board. Additional information about GSAM, Crabel and Halcyon, the Sub-Advisory Agreements, and the Board’s approval of the Sub-Advisory Agreements is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GSAM and the Trust from the Securities and Exchange Commission, the hiring of Crabel and Halcyon on the Fund’s behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about January 29, 2018. The full Information Statement will be available for printing on the Fund’s website at www.gsamfunds.com until at least 90 days from the date of this Notice and the Information Statement. To access the full Information Statement, navigate to www.gsamfunds.com/literature, where the full Information Statement is available to view and print by utilizing the search feature to locate literature specific to Crabel or Halcyon. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-800-526-7384 (for Class A, Class C, Investor, Class R and Class T Shareholders) or 1-800-621-2550 (for Institutional Shareholders). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement unless your broker or bank previously received contrary instructions from

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a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund will deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. To receive a separate copy of this Notice of Internet Availability of Information Statement, please contact the Fund by calling toll free 1-800-526-7384 (for Class A, Class C, Investor, Class R and Class T Shareholders) or 1-800-621-2550 (for Institutional Shareholders) or by writing Goldman Sachs Funds, P.O. Box 219711, Kansas City, MO 64121. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Intermediary”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Intermediary.

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